Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2022 EPS OF $0.11 PER SHARE;
AND FFO OF $1.65 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $0.11 per share for the first quarter of 2022 as compared to net loss of $0.12 per share for the same period in 2021.
•Funds from operations, or FFO, of $1.65 per share for the first quarter of 2022, as compared to $1.73 per share for the same period in 2021.
•Signed 37 Manhattan office leases covering 820,989 square feet in the first quarter of 2022, including three new leases totaling 23,599 square feet at One Vanderbilt Avenue bringing it to 97.0% leased. The mark-to-market on signed Manhattan office leases was 15.1% lower for the first quarter of 2022 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 9.3% for the first quarter of 2022 as compared to the same period in 2021, excluding lease termination income.
•To date in 2022, the Company has repurchased or redeemed a combined 2.2 million shares of its common stock and units of its Operating Partnership, or OP units, under the previously announced $3.5 billion share repurchase plan, bringing total repurchases and redemptions to 40.1 million shares/units.
•Manhattan same-store office occupancy was 92.7% as of March 31, 2022, inclusive of leases signed but not yet commenced. The Company's target is to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 94.3% by December 31, 2022.
Investing Highlights
•Closed on the previously announced sale of 707 Eleventh Avenue for a gross sale price of $95.0 million. The transaction generated net cash proceeds to the Company of $91.3 million.
•Together with our joint venture partner, in April, closed on the previously announced sale of the leasehold interest in 1080 Amsterdam Avenue for a gross sale price of $42.5 million. The transaction generated net cash proceeds to the Company of $6.9 million.

ESG Highlights
•Appointed Carol Brown as an Independent Director to the Company's Board of Directors. Ms. Brown is a long tenured real estate law professor at the University of Richmond School of Law, where she teaches and writes in the areas of property, land use planning, real estate transactions and housing law.
•Earned a State Street Global Advisors R-Factor Score ranking of "Leader" for top 10% performance in the Real Estate Industry.
•Earned an Institutional Shareholder Services Inc. (ISS) Top 20% Corporate ESG Performance and "High Transparency" level.
•Earned Great Place to Work Certification for 2022 with 84% of the Company's employees responding that SL Green is a great place to work, as compared to 57% for a typical company.
NEW YORK, April 20, 2022 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net income attributable to common stockholders for the quarter ended March 31, 2022 of $7.8 million, or $0.11 per share, as compared to net loss of $7.5 million, or $0.12 per share, for the same quarter in 2021. Net income attributable to common stockholders for the first quarter of 2022 included $1.1 million, or $0.02 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments, as compared to $19.6 million, or $0.27 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments for the same period in 2021.
The Company reported FFO for the quarter ended March 31, 2022 of $115.8 million, or $1.65 per share, as compared to FFO for the same period in 2021 of $128.3 million, or $1.73 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 12.4% for the first quarter of 2022, or 9.3% excluding lease termination income, as compared to the same period in 2021.
During the first quarter of 2022, the Company signed 37 office leases in its Manhattan office portfolio totaling 820,989 square feet. The average lease term on the Manhattan office leases signed in the first quarter of 2022 was 9.8 years and average tenant concessions were 12.0 months of free rent with a tenant improvement allowance of $108.34 per rentable square foot, excluding leases signed at One Vanderbilt Avenue and One Madison Avenue. Twenty-three leases comprising 400,610 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $66.11 per rentable square foot, representing a 15.1% decrease over the previous fully escalated rents on the same office spaces. Excluding one lease covering 236,026 square feet at 100 Park Avenue, the replacement leases had average starting rents representing a 2.8% increase over the previous fully escalated rents.
Occupancy in the Company's Manhattan same-store office portfolio was 92.7% as of March 31, 2022, inclusive of 275,295 square feet of leases signed but not yet commenced, as compared to 93.0% at the end of the previous quarter. The Company's stated objective is to increase occupancy, inclusive of leases signed but not yet commenced, in the Manhattan same-store office portfolio to 94.3% by December 31, 2022.
Significant leases signed in the first quarter include:
•New lease with International Business Machines Corporation ("IBM") for 327,928 square feet at One Madison Avenue, for 15.5 years;
•New lease with a global information services company for 236,026 square feet at 100 Park Avenue, for 11.7 years;
•Renewal with UN Women for 85,522 square feet at 220 East 42nd Street, for 11 years;
•Three new leases totaling 23,599 square feet at One Vanderbilt Avenue;
•New lease with EC Mergers & Acquisitions for 13,884 square feet at 885 Third Avenue, for 11.0 years;
•New lease with Aurora Health Network, LLC for 13,884 square feet at 885 Third Avenue, for 7.9 years;
•New retail lease with Capital One, National Association for 16,343 square feet at 2 Herald Square, for 10.3 years; and
•New lease with Huatai Securities (USA), Inc. for 8,941 square feet at 280 Park Avenue, for 13.1 years.
Investment Activity
To date in 2022, the Company has repurchased 2.0 million shares of its common stock and redeemed 0.2 million units of its Operating Partnership, or OP units, bringing total repurchases and redemptions to 38.1 million shares of common stock and 2.0 million OP units under the previously announced $3.5 billion share repurchase program.
In February, the Company closed on the previously announced sale of its ownership interest in 707 Eleventh Avenue for a gross sale price of $95.0 million. SL Green purchased the 160,000 square foot, loft-style building in January of 2020 for $90.0 million. The transaction generated net cash proceeds to the Company of $91.3 million.
In April, together with its joint venture partner, the Company closed on the previously announced sale of the leasehold interest in 1080 Amsterdam Avenue for a gross sale price of $42.5 million. The transaction generated net cash proceeds to the Company of $6.9 million. Simultaneously, the Company closed on the sale of its remaining interests in the Stonehenge portfolio for gross consideration of $1.0 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $1.11 billion at March 31, 2022. The portfolio had a weighted average current yield of 7.4%, or 9.3% excluding the effect of $238.7 million of investments that are on non-accrual.

ESG
Carol Brown was appointed as an Independent Director to the Company's Board of Directors. Ms. Brown is a long tenured real estate law professor at the University of Richmond School of Law, where she teaches and writes in the areas of property, land use planning, real estate transactions and housing law.
The Company earned a State Street Global Advisors R-Factor Score ranking of "Leader" for top 10% performance in the Real Estate Industry 2022. R-Factor scores utilize multiple data sources and leverage widely accepted and transparent materiality frameworks from the Sustainability Accounting Standards Board as well as corporate governance codes to generate a unique ESG score for listed companies.
Additional ESG achievements during the first quarter include an Institutional Shareholder Services Inc. (ISS) Top 20% Corporate ESG Performance and "High Transparency" level as well as Great Place to Work Certification for 2022. The Great Place to Work Certification was the result of 84% of the Company's employees stating that SL Green is a great place to work, as compared to 57% at a typical company.
Dividends
In the first quarter of 2022, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.3108 per share, which were paid on February 15, March 15, and April 18, 2022, equating to an annualized dividend of $3.73 per share of common stock; and
•Quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period January 15, 2022 through and including April 14, 2022, which was paid on April 18, 2022 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 21, 2022, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.” The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using conference ID 2639236.
A replay of the call will be available for 7 days after the call by dialing (855) 859-2056 using conference ID 2639236. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2022, SL Green held interests in 72 buildings totaling 34.7 million square feet. This included ownership interests in 26.7 million square feet of Manhattan buildings and 7.2 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Revenues:	2022	2021

Rental revenue, net	$136,476	$162,810
Escalation and reimbursement	19,555	25,279
Investment income	19,888	19,273
Other income	12,045	18,740
Total revenues	187,964	226,102
Expenses:
Operating expenses, including related party expenses of $2,523 in 2022 and $2,225 in 2021	42,583	42,284
Real estate taxes	30,747	45,411
Operating lease rent	6,564	6,739
Interest expense, net of interest income	15,070	23,388
Amortization of deferred financing costs	1,948	3,774
Depreciation and amortization	46,983	62,996
Transaction related costs	28	22
Marketing, general and administrative	24,776	22,885
Total expenses	168,699	207,499

Equity in net loss from unconsolidated joint ventures	(4,715)	(2,864)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(12,629)
Purchase price and other fair value adjustment	(63)	2,664
Loss on sale of real estate, net	(1,002)	(1,388)
Depreciable real estate reserves	—	(8,241)
Net income (loss)	13,485	(3,855)
Net (income) loss attributable to noncontrolling interests in the Operating Partnership	(492)	476
Net loss attributable to noncontrolling interests in other partnerships	143	1,499
Preferred unit distributions	(1,647)	(1,846)
Net income (loss) attributable to SL Green	11,489	(3,726)
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income (loss) attributable to SL Green common stockholders	$7,751	$(7,464)
Earnings Per Share (EPS)
Net income (loss) per share (Basic) (1)	$0.12	$(0.12)
Net income (loss) per share (Diluted) (1)	$0.11	$(0.12)

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.69	$1.80
FFO per share (Diluted) (1)	$1.65	$1.78
FFO per share (Pro forma) (2)	$1.65	$1.73

Basic ownership interest
Weighted average REIT common shares for net income per share	64,349	66,961
Weighted average partnership units held by noncontrolling interests	4,121	4,148
Basic weighted average shares and units outstanding (1)	68,470	71,109

Diluted ownership interest
Weighted average REIT common share and common share equivalents	66,107	67,856
Weighted average partnership units held by noncontrolling interests	4,121	4,148
Diluted weighted average shares and units outstanding (1)	70,228	72,004
Pro forma adjustment (2)	—	2,066
Pro forma diluted weighted average shares and units outstanding (2)	70,228	74,070

(1) During the first quarter of 2022, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The share-related data has been retroactively adjusted to reflect the reverse stock split.
(2) During the first quarter of 2022, the Company completed a reverse stock split and a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be retroactively adjusted for all periods presented to reflect the reverse stock split. However, GAAP requires shares issued pursuant to the special dividend be included in diluted weighted average common shares outstanding only from the date on which the special dividend was declared. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding, which includes the shares issued pursuant to the special dividend from the beginning of the 2021 reporting periods.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2022	2021
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,352,610	$1,350,701
Building and improvements	3,709,795	3,671,402
Building leasehold and improvements	1,654,571	1,645,081
Right of use asset - operating leases	983,723	983,723
	7,700,699	7,650,907
Less: accumulated depreciation	(1,938,804)	(1,896,199)
	5,761,895	5,754,708
Assets held for sale	49,757	140,855
Cash and cash equivalents	223,674	251,417
Restricted cash	83,644	85,567
Investment in marketable securities	32,889	34,752
Tenant and other receivables	41,257	47,616
Related party receivables	31,711	29,408
Deferred rents receivable	250,028	248,313
Debt and preferred equity investments, net of discounts and deferred origination fees of $3,670 and $5,057 in 2022 and 2021, respectively, and allowances of $6,630 in both 2022 and 2021	1,107,870	1,088,723
Investments in unconsolidated joint ventures	3,000,986	2,997,934
Deferred costs, net	122,294	124,495
Other assets	308,960	262,841
Total assets	$11,014,965	$11,066,629

Liabilities
Mortgages and other loans payable	$1,349,700	$1,399,923
Revolving credit facility	500,000	390,000
Unsecured term loan	1,250,000	1,250,000
Unsecured notes	900,669	900,915
Deferred financing costs, net	(21,710)	(23,808)
Total debt, net of deferred financing costs	3,978,659	3,917,030
Accrued interest payable	21,545	12,698
Accounts payable and accrued expenses	139,460	157,571
Deferred revenue	110,631	107,275
Lease liability - financing leases	103,238	102,914
Lease liability - operating leases	852,194	851,370
Dividend and distributions payable	23,628	187,372
Security deposits	54,179	52,309
Liabilities related to assets held for sale	64,041	64,120
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	276,254	195,390
Total liabilities	5,723,829	5,748,049

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	374,078	344,252
Preferred units	177,943	196,075

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2022 and December 31, 2021	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,184 and 65,132 issued and outstanding (including 1,060 and 1,027 held in Treasury) at March 31, 2022 and December 31, 2021, respectively	653	672
Additional paid-in capital	3,792,689	3,739,409
Treasury stock at cost	(128,655)	(126,160)
Accumulated other comprehensive loss	(7,261)	(46,758)
Retained earnings	846,646	975,781
Total SL Green Realty Corp. stockholders’ equity	4,726,004	4,764,876
Noncontrolling interests in other partnerships	13,111	13,377
Total equity	4,739,115	4,778,253
Total liabilities and equity	$11,014,965	$11,066,629

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2022	2021

Net income (loss) attributable to SL Green common stockholders	$7,751	$(7,464)
Add:
Depreciation and amortization	46,983	62,996
Joint venture depreciation and noncontrolling interest adjustments	60,432	55,702
Net income (loss) attributable to noncontrolling interests	349	(1,975)
Less:
Loss on sale of real estate, net	(1,002)	(1,388)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(12,629)
Purchase price and other fair value adjustments	—	2,664
Depreciable real estate reserves	—	(8,241)
Depreciation on non-rental real estate assets	721	527
FFO attributable to SL Green common stockholders and unit holders	$115,796	$128,326

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2022	2021

Net income (loss)	$13,485	$(3,855)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	12,629
Purchase price and other fair value adjustments	63	(2,664)
Loss on sale of real estate, net	1,002	1,388
Depreciable real estate reserves	—	8,241
Depreciation and amortization	46,983	62,996
Interest expense, net of interest income	15,070	23,388
Amortization of deferred financing costs	1,948	3,774
Operating income	78,551	105,897

Equity in net loss from unconsolidated joint ventures	4,715	2,864
Marketing, general and administrative expense	24,776	22,885
Transaction related costs, net	28	22
Investment income	(19,888)	(19,273)
Non-building revenue	(1,451)	(4,460)
Net operating income (NOI)	86,731	107,935

Equity in net loss from unconsolidated joint ventures	(4,715)	(2,864)
SLG share of unconsolidated JV depreciation and amortization	58,130	55,275
SLG share of unconsolidated JV interest expense, net of interest income	45,237	33,427
SLG share of unconsolidated JV amortization of deferred financing costs	2,890	2,885
SLG share of unconsolidated JV investment income	(303)	(296)
SLG share of unconsolidated JV non-building revenue	(438)	(1,586)
NOI including SLG share of unconsolidated JVs	187,532	194,776

NOI from other properties/affiliates	(31,693)	(47,551)
Same-store NOI	155,839	147,225

Ground lease straight-line adjustment	245	245
Joint Venture ground lease straight-line adjustment	192	232
Straight-line and free rent	(1,938)	(613)
Amortization of acquired above and below-market leases, net	(61)	(95)
Joint Venture straight-line and free rent	2,255	(7,586)
Joint Venture amortization of acquired above and below-market leases, net	(4,596)	(4,287)
Same-store cash NOI	$151,936	$135,121

Lease termination income	(168)	(5)
Joint Venture lease termination income	(4,053)	(7)
Same-store cash NOI excluding lease termination income	$147,715	$135,109

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN